Exhibit 99.1

FOR IMMEDIATE RELEASE

December 18, 2023

Qorvo Forms a Strategic Partnership with Luxshare

Greensboro, NC – December 18, 2023 – Qorvo® (Nasdaq: QRVO), a leading global provider of connectivity and power solutions, today announced that it has reached a definitive agreement with Luxshare Precision Industry Co., Ltd. (“Luxshare, 002475.SZ”), a global advanced contract manufacturer, under which Luxshare will acquire Qorvo’s assembly and test facilities in Beijing and Dezhou, China.

The companies anticipate completing the transaction by the first half of calendar 2024, subject to receipt of regulatory approvals and the satisfaction or waiver of other closing conditions. Upon closing, Luxshare will acquire each facility’s operations and assets, which include the property, plant and equipment, as well as the existing workforce, to enable seamless continuity of operations. Qorvo will continue to maintain its sales, engineering and customer support employees in China to continue serving customers.

Following the close of the transaction, Luxshare will assemble and test products for Qorvo under a newly established long-term supply agreement. The Beijing and Dezhou facilities primarily support Qorvo’s highly integrated advanced cellular products. Luxshare is a trusted supplier to many of the world’s leading electronics companies and will provide seamless and flexible access to best-in-class production capacity while expanding its offerings and capabilities.

Bob Bruggeworth, president and chief executive oﬃcer of Qorvo, said, “The Beijing and Dezhou facilities have been an important part of our history and manufacturing network for decades. After carefully considering multiple alternatives over the past few years, we feel that we have found the right partner to continue supporting our customers from these factories. Given Luxshare’s scale and well-established, high volume manufacturing competency, we are confident that they will ensure continuity, maintain high levels of quality, and be another outstanding strategic partner in our supply chain that allows us to serve our customers worldwide.”

Grant Brown, chief financial officer of Qorvo, said, “This transaction furthers our efforts to reduce capital intensity while supporting our long-term gross margin objectives and ensuring continuity for our customers in China.”

The Beijing and Dezhou facilities will continue to operate as part of Qorvo’s global manufacturing network until the closing of the transaction. After the closing, Qorvo’s assembly, packaging and test network will continue to include its facilities in the United States, Costa Rica, and Germany, as well as valued leading global outsourced semiconductor assembly and test (OSAT) partners.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including consumer electronics, smart home/IoT, automotive, EVs, battery-powered appliances, network infrastructure, and aerospace/defense. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast", "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; continued effects of the COVID-19 pandemic; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, including under long-term supply agreements, due to timing of customers' forecasts; our inability to effectively manage or maintain evolving relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 1, 2023, and Qorvo's subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

At Qorvo®

Doug DeLieto

VP, Investor Relations

1.336.678.7968